SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): April 5, 2000



                            AmeriVest Properties Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)



         Maryland                   1-14462                      84-1240264
         --------                   -------                      ----------
(State or other jurisdiction    (Commission File            (IRS Employer
 of incorporation)               Number)                     Identification No.)



              1800 Glenarm Place, Suite 500, Denver, Colorado 80202
              -----------------------------------------------------
              (Address of principal executive offices)      (Zip Code)


        Registrant's telephone number, including area code (303) 297-1800

Item 4. Changes in Registrant's Certifying Accountant
-----------------------------------------------------

     On April 5, 2000, Wheeler Wasoff, P.C. was dismissed by the Company as the Company's principal accountant. On April 5, 2000, the Company engaged Arthur Andersen LLP as the principal accountant to audit the Company's financial statements. The Board of Directors has recommended and approved these actions.

     The accountants' reports of Wheeler Wasoff, P.C. on the consolidated financial statements of the Company as of and for the years ended December 31, 1999 and December 31, 1998 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. There have been no disagreements between management and Wheeler Wasoff, P.C. during the Company's two most recent fiscal years or during any subsequent period preceding Arthur Andersen's engagement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure of a nature which if not resolved to the satisfaction of Wheeler Wasoff, P.C. would have caused it to make reference in connection with its report to the subject matter of the disagreements.

     Wheeler Wasoff, P.C. has issued a letter addressed to the Securities and Exchange Commission stating that Wheeler Wasoff, P.C. agrees with the statements contained in this Form 8-K. A copy of that letter is attached as an exhibit to this Form 8-K.

Item 7. Financial Statements And Exhibits.
------------------------------------------

     A.   Exhibits: Exhibit 16--Letter re: change in certifying accountants

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act Of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           AMERIVEST PROPERTIES INC.


Date:  April 6, 2000                       By: /s/ William Atkins
                                           ----------------------
                                           William Atkins
                                           Chief Executive Officer